UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2020

Myovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37929	98-1343578
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom	Not Applicable
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  +44 207 400 3351

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.000017727 per share	MYOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

Market Access Services Agreement

On August 1, 2020, Myovant Sciences GmbH (“MSG”), a wholly-owned subsidiary of Myovant Sciences Ltd. (“Myovant”), entered into a Market Access Services Agreement (the “Market Access Services Agreement”) with Sunovion Pharmaceuticals Inc. (“Sunovion”), a subsidiary of Sumitomo Dainippon Pharma Co., Ltd. (“Sumitomo Dainippon”). Sumitomo Dainippon beneficially owns a majority of Myovant’s outstanding shares through its sole ownership of Sumitovant Biopharma Ltd., Myovant’s majority shareholder (“Sumitovant”).

Pursuant to the Market Access Services Agreement, among other things, Sunovion has agreed to provide to MSG certain market access services with respect to the distribution and sale of relugolix monotherapy (relugolix 120 mg) (“Prostate Cancer Product”) and relugolix combination tablet (relugolix 40 mg, estradiol 1.0 mg and norethindrone acetate 0.5 mg) (“Women’s Health Product,” and collectively with Prostate Cancer Product, the “Products”, and each a “Product” ), including, among other things: (i) adding the Products to Sunovion’s agreements with its third party logistics providers; (ii) adding the Women’s Health Product to certain of Sunovion’s contracts with wholesalers, group purchasing organizations and integrated delivery networks and negotiating rates for the Products with certain market access customers; (iii) providing order-to-cash services; (iv) providing certain employees to provide market access account director services; (v) performing activities required in connection with supporting and maintaining contracts between Myovant and market access customers for the coverage, purchase, or dispensing of the Products; (vi) managing the validation, processing and payment of rebates, chargebacks, and certain administrative, distribution and service fees related to the Products; (vii) providing MSG with price reporting metrics and other information required to allow Myovant to comply with applicable government price reporting requirements; (viii) coordinating with MSG and any applicable wholesalers and distributors to address any recalls, investigations, or product holds; (ix) configuring, or causing to be configured, the appropriate software systems to enable Sunovion to perform its obligations under the Market Access Services Agreement; and (x) providing training and certain other ancillary support services to facilitate the foregoing.

MSG, in turn, appointed Sunovion as the exclusive distributor of the Women’s Health Product and a non-exclusive distributor of the Prostate Cancer Product, each in the United States, including all of its territories and possessions.

In order to facilitate Sunovion’s provision of these services, MSG agreed, among other things, to: (i) grant Sunovion a non-exclusive license under all intellectual property owned or controlled by MSG, solely for Sunovion’s use in connection with its performance of the contemplated services; (ii) provide Sunovion periodic reports of sales projections and estimated volume requirements, as well as such other information as Sunovion reasonably requests or may need to perform the services; (iii) comply with the provisions of any agreements between Sunovion and third parties pursuant to which the Products will be distributed or sold; (iv) cooperate with certain investigations related to orders and audits of MSG’s quality systems solely relate, as reasonably determined by Myovant, to Sunovion’s performance of certain regulatory services, at Sunovion’s costs; and (v) promptly notify Sunovion in the event relugolix is recalled.

As consideration for the services, MSG will pay Sunovion an agreed-upon monthly service charge for each of the first two years of the Market Access Services Agreement term and any agreed regulatory and training service charges. After the second year of the Market Access Services Agreement term, the monthly service charges will be determined by the parties. In addition, MSG also agreed to (x) reimburse Sunovion for any pass-through expenses it incurs while providing the services, and (y) establish an escrow fund for use by Sunovion when managing any rebates, chargebacks and similar fees.

The Market Access Services Agreement also contains customary representations and warranties by the parties and customary provisions related to confidentiality, indemnification and insurance. The initial term of the Market Access Services Agreement is three years. Thereafter, the term will be automatically extended for one year periods, unless either party provides notice of its intent not to renew the Market Access Services Agreement at least nine (9) months prior to the expiration of the applicable term. Either party may also terminate the Market Access Services Agreement prior to the end of its term in the event of an uncured material breach by the other party, if there are certain changes of law, or if such other party becomes insolvent or undergoes a change of control. MSG may also terminate the Market Access Services Agreement with respect to one or both Products if Sunovion fails to satisfy certain market access milestones or for convenience upon payment of a break-up fee.

The foregoing description of the Market Access Services Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Market Access Services Agreement, which will be filed with Myovant’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

Commitment Letter

On August 5, 2020, Myovant obtained a debt commitment letter (the “Commitment Letter”) from Sumitomo Dainippon, pursuant to which, subject to the terms and conditions set forth therein, the Sumitomo Dainippon has committed to provide $200.0 million in unsecured revolving commitments (the “New Credit Facility”), the proceeds of which, may be used for business operating expenditures of Myovant and its subsidiaries. The commitments are in addition to the commitments made available to Myovant and its subsidiaries by Sumitomo Dainippon under the existing loan facility among Sumitomo Dainippon, Myovant and MSG dated as of December 27, 2019 (the “Existing Credit Facility”). Sumitomo Dainippon owns, indirectly, a majority of the outstanding voting shares of Myovant.

The New Credit Facility shall mature on the fifth anniversary of the closing of the New Credit Facility. Sumitomo Dainippon will have the discretion to require certain prepayments as Sumitomo Dainippon may request and/or to not allow Myovant to draw down any remaining funds under the New Credit Facility, upon the occurrence of certain material business development transactions. In addition, as a condition to the New Credit Facility, Myovant shall be required to enter into an information sharing agreement with Sumitovant which will be on terms to be agreed between Myovant and Sumitovant. The terms and conditions of the New Credit Facility shall otherwise be substantially identical to the terms of the Existing Credit Facility, including with respect to the interest rate margins, except as otherwise agreed between Myovant and Sumitomo Dainippon.

The foregoing summary of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, a copy of which will be filed with the SEC with Myovant’s Form 10-Q for the quarter ending September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myovant Sciences Ltd.

Date: August 5, 2020	By:	/s/ Matthew Lang
Name: Matthew Lang
Title: General Counsel and Corporate Secretary